UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2017

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2017, ADMA Biologics, Inc., a Delaware corporation (the “Company”), announced that it has priced an underwritten public offering (the “Offering”) pursuant to which the Company issued and sold an aggregate of 16,976,744 shares of its common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $2.15 per share, for total gross proceeds of approximately $36.5 million, before deducting estimated fees and expenses payable by the Company in connection with the Offering. Pursuant to the terms of the Underwriting Agreement, dated November 8, 2017 (the “Underwriting Agreement”), entered into by and between the Company and Raymond James & Associates, Inc., as the representative of the several underwriters named therein (collectively, the “Underwriters”), the Company granted to the Underwriters a 30-day option to purchase up to an additional 2,546,511 shares of Common Stock to cover over-allotments, if any. The initial closing is expected to take place on November 13, 2017, subject to the satisfaction of customary closing conditions. The shares of Common Stock offered by the Company in this transaction were registered under the Company’s registration statement on Form S-1, as amended (File No. 333-220910), which was declared effective by the Securities and Exchange Commission on November 8, 2017.

Raymond James & Associates, Inc. is acting as the sole book-running manager and representative of the Underwriters for the Offering. Ladenburg Thalmann & Co. Inc. is acting as the lead manager of the Offering.

The Company will pay (i) the Underwriters an aggregate fee equal to 6.0% of the gross proceeds of the Offering to the public equal to approximately $1.4 million, (ii) the Underwriters an aggregate fee equal to 4.0% of the gross proceeds of the Offering to certain of the Company’s current stockholders named in the Underwriting Agreement equal to approximately $0.5 million, and (iii) estimated expenses of the Offering equal to approximately $125,000.

A copy of each of the Underwriting Agreement and the related press release of the Company, dated November 9, 2017, are filed herewith as Exhibits 1.1 and 99.1, respectively, and are incorporated herein by reference. The foregoing description of the Offering by the Company and the documents related thereto is qualified in its entirety by reference to such exhibits.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 8, 2017, by and between the Company and Raymond James & Associates, Inc., as representatives of the several underwriters.

99.1	ADMA Biologics, Inc. Press Release, dated November 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 9, 2017	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Vice President and Chief Financial Officer